UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2016

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On November 10, 2016, Associated Capital Group, Inc. ("AC" or the "Company") announced that effective immediately, Douglas R. Jamieson has been named the President and Chief Executive Officer of the Company.  Mr. Jamieson, a 35 year veteran of the Gabelli organization, will succeed Marc Gabelli and Mario Gabelli as President and Chief Executive Officer, respectively.  Mario Gabelli will now serve as Executive Chairman of the Company.   Marc Gabelli continues his role as a group portfolio manager and an executive of GGCP, Inc., the parent of the Company, roles that he has held since 1994.

 Agnes Mullady has been named Executive Vice President and will oversee the Company’s UCITs offerings.   Agnes initially joined Gabelli Funds in 2005 and is President and COO of the Gabelli Funds Division.  She will remain as Senior Vice President of GAMCO Investors, Inc.

 On November 10, 2016, the Company issued a press release announcing these changes.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

  99.1  AC's Press Release, dated November 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Patrick Dennis

Patrick Dennis
Executive Vice President and Chief Financial Officer

Date:November 10, 2016
Exhibit Index

Exhibit No.

99.1  AC's Press Release, dated November 10, 2016.